UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On April 9, 2009, Broder Bros., Co. (the “Company”) entered into an amendment, waiver and consent (the “First Amendment”) of its existing revolving loan credit agreement with Bank of America, N.A. as Administrative Agent and the other lenders party thereto (as amended and waived, the “Revised Credit Agreement”). Pursuant to the terms of the First Amendment, the commitment under the Revised Credit Agreement was reduced to $200 million, and the borrowing base was amended to provide for a seasonal stretch tranche of up to $13.5 million through April 30, 2009 and up to $10.0 million through May 31, 2009. No seasonal stretch is provided for after June 1, 2009. The Revised Credit Agreement provides for interest based upon a fixed spread over the administrative agent’s LIBOR lending rate. The Revised Credit Agreement contains a LIBOR floor of 1.50% and a base rate floor equal to the greater of (a) the LIBOR Rate for a 30 day interest period plus 1.00% or (b) the Federal Funds effective rate plus 0.50%. The Revised Credit Agreement requires that the Company pay interest at a rate equal to (i) prime rate plus 3.00% for base rate borrowings and (ii) Adjusted LIBOR plus 4.00% (or, after May 31, 2009, 3.75% depending upon the Company’s average excess availability) for Eurodollar borrowings. The Revised Credit Agreement will continue to be secured by first priority interest in substantially all the assets of the Company.

The Revised Credit Agreement imposes significant covenants on the Company. The Revised Credit Agreement contains both affirmative and negative covenants which, among other things, requires the Company to meet the following financial covenants:

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A minimum fixed charge coverage ratio equal to 1.22 to 1.00 as of the end of the first quarter 2009, 1.14 to 1.00 as of the end of the second quarter 2009, 1.10 to 1.00 as of the end of the third quarter 2009, and 1.00 to 1.00 as of the end of the fourth quarter 2009.

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For fiscal year 2010 and 2011, the minimum fixed charge coverage ratio will be released if the Company has equal to or greater than 20% excess availability under the Revised Revolver Facility for ten consecutive days, but if there is less than 20% excess availability, a minimum fixed charge coverage ratio of 1.00 to 1.00 will apply at all times.

The First Amendment, among other things: (i) provides lender consent to the general terms of an exchange offer with respect to the Company’s senior notes; (ii) contains a waiver by the lender of any default arising from the delay in delivering the Company’s 2008 audited financial statements until May 15, 2009 and a default should the Company not pay interest due April 15, 2009 on the Company’s senior notes until May 15, 2009; (iii) permits a change of control which may arise in connection with the exchange offer; (iv) increases the unused line fee to 0.75%; (v) institutes an availability block on the amount that can be borrowed under the Revised Credit Agreement in the amount of (A) from June 28, 2009 through August 1, 2009, $2,000,000, (B) from August 2, 2009 through August 29, 2009, $3,000,000, (C) from August 30, 2009 through September 26, 2009, $4,000,000, and (D) thereafter, $5,000,000; provided that on and after December 26, 2009, the availability block shall cease to be in effect if and when certain availability requirements are met and the minimum fixed charge coverage ratio is not less than 1.25:1.00 for two consecutive fiscal quarters; (vi) restricts the Company’s ability to pay (x) dividends unless certain excess availability requirements are met and the minimum fixed charge coverage ratio is equal to or greater than 1.10:1.00 after giving effect to such dividend or such amounts are funded with proceeds of an equity issuance, (y) principal payments under its existing notes unless certain excess availability requirements are satisfied or such amounts are funded with proceeds of an equity issuance and (z) principal, interest (other than payment in kind) or cash consent fees (following consummation of the exchange offer) under the Exchange Notes unless certain excess availability requirements are met or such amounts are funded with proceeds of an equity issuance; and (vii) provides the lenders with full cash dominion for six months after the effective date of the amendment, with a return to springing cash dominion after such six months if certain availability requirements are met.

A copy of the Company’s press release announcing the First Amendment is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Broder Bros., Co. announcing the completion of an amendment and waiver to its revolving credit facility.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press release attached as Exhibit 99.1 may contain forward-looking statements, including statements about our business outlook, strategy, plans, goals, objectives, expectations and historical results that may suggest trends for our business. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of this release. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of many risks, uncertainties and factors, including, without limitation:

•	our ability to address our liquidity needs, including by refinancing or otherwise reaching an agreement satisfactory to us with holders of our 11 1/4% senior notes due 2010;

•	our ability to maintain and improve inventory levels on reasonable terms, including by obtaining additional trade credit or new sources of inventory;

•	our compliance with any covenants set forth in the agreements governing our indebtedness;

•	general economic conditions, and the length and severity of the current economic downturn;

•	significant competitive activity, including promotional and price competition;

•	changes in customer demand for the Company’s products and the Company’s ability to protect and/or expand customer relationships; and

•	those that are described in our latest annual report on Form 10-K and other subsequent filings with the SEC, all of which are expressly incorporated herein by reference.

The Company undertakes no obligation to revise any such forward-looking statements to reflect any future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ MARTIN J. MATTHEWS
Date: April 10, 2009	Name:	Martin J. Matthews
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Broder Bros., Co. announcing the completion of an amendment and waiver to its revolving credit facility.

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